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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): August 22, 1999
                                                        -----------------

                               CENTURA BANKS, INC.
                               -------------------
             (Exact name of registrant as specified in its charter)

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                 North Carolina                                  1-10646                                 56-1688522
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  (State or other jurisdiction of incorporation)          (Commission File Number)          (IRS Employer Identification Number)

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           134 North Church Street, Rocky Mount, North Carolina 27804
          ------------------------------------------------------------
          (Address, including zip code, of principal executive office)

                                 (252) 454-4400
               --------------------------------------------------
              (Registrant's telephone number, including area code)


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ITEM 5.   OTHER EVENTS.

       On August 22, 1999, Centura Banks, Inc. ("Centura") and Triangle Bancorp, Inc. ("Triangle") entered into an Agreement and Plan of Reorganization (the "Agreement"), pursuant to which Triangle will be acquired by Centura. The Boards of Directors of Centura and Triangle approved the Agreement and the transactions contemplated thereby at separate meetings held on August 22, 1999.

       In accordance with the terms of the Agreement, Centura will acquire Triangle pursuant to the merger (the "Merger") of Triangle with and into a newly-formed, wholly-owned subsidiary of Centura ("Centura Merger Subsidiary"), with Centura Merger Subsidiary as the surviving entity resulting from the Merger.

       Upon consummation of the Merger, each share of the no par value common stock of Triangle ("Triangle Common Stock") (excluding shares held by Triangle, Centura, or any of their respective subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted) issued and outstanding at the effective time of the Merger (as defined in the Agreement, the "Effective Time") shall be converted into and exchanged for .45 of a share (subject to possible adjustment as described below, the "Exchange Ratio") of the no par value common stock of Centura ("Centura Common Stock").

       In addition, at the Effective Time, all rights with respect to Triangle Common Stock, pursuant to stock options, stock appreciation rights, or stock awards granted by Triangle under the existing stock plans of Triangle, which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to Centura Common Stock on a basis that reflects the Exchange Ratio.

       The Merger is intended to constitute a tax-free transaction under the Internal Revenue Code of 1986, as amended, and be accounted for as a pooling of interests.

       Consummation of the Merger is subject to various conditions, including:
(i) receipt of the approval by the stockholders of Triangle of appropriate matters relating to the Agreement and the Merger as required to be approved under applicable law; (ii) receipt of the approval by the stockholders of Centura of the issuance of shares of Centura Common Stock pursuant to the Merger as required to be approved under applicable law; (iii) receipt of certain regulatory approvals from the Board of Governors of the Federal Reserve System, certain state regulatory authorities, and certain other regulatory authorities;
(iv) receipt of an opinion of counsel as to the tax-free nature of certain aspects of the Merger; (v) receipt of a letter from KPMG Peat Marwick LLP to the effect that the Merger will qualify for pooling-of-interests accounting treatment; and (vi) satisfaction of certain other conditions.

       Under the Agreement, Triangle has the right to terminate the Agreement if the Average Closing Price (as defined below) of Centura Common Stock (i) is less than 0.80 times the Starting Price (as defined below) and (ii) reflects a decline, on the Determination Date (as defined below) of more than 15% below a weighted index of the stock prices of a



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group of 13 bank holding companies designated in the Agreement. In the event that Triangle gives notice of its intention to terminate the Agreement based on such provision, Centura has the right, within five (5) days of Centura's receipt of such notice, to elect to adjust the Exchange Ratio in accordance with the terms of the Agreement, and, thereby remove Triangle's right to terminate.

       For purposes of the Agreement, the Average Closing Price means the average of the daily last sales price of Centura Common Stock as reported on the NYSE - Composite Transactions List (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by Centura) for the ten consecutive full trading days in which such shares are traded on the New York Stock Exchange ending at the close of trading on the Determination Date. The Determination Date means the later of the date on which (i) the consent of the Board of Governors of the Federal Reserve System to the Merger is received and (ii) the Triangle and Centura Stockholders approve the Merger.

       For purposes of the Agreement, the Starting Price means the last sales prices of Centura Common Stock as reported on the NYSE - Composite Transactions List (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by Centura) on August 20, 1999, the last full trading day preceding the announcement by press release of the Merger

       In connection with executing the Agreement, Centura and Triangle entered into (i) a stock option agreement (the "Triangle Stock Option Agreement") pursuant to which Triangle granted to Centura an option to purchase up to 5,014,000 shares of Triangle Common Stock (representing 19.9% of the outstanding shares of Triangle Common stock without giving effect to the exercise of the option), at a purchase price of $18.00 per share, upon certain terms and in accordance with certain conditions, and (ii) a stock option agreement (the "Centura Stock Option Agreement") pursuant to which Centura granted to Triangle an option to purchase up to 2,256,000 shares of Centura Common Stock (representing 8.2% of the outstanding shares of Centura Common Stock without giving effect to the exercise of the option), at a purchase price of $56.87 per share, upon certain terms and in accordance with certain conditions. Under the terms of each of the Triangle Stock Option Agreement and the Centura Stock Option Agreement, the Total Profit (as defined in the stock option agreements) and the Notional Total Profit (as defined in the stock option agreements) that a holder may realize, as a result of exercising the stock option agreement may not exceed $25 million.

       The Agreement and the Merger will be submitted for approval at separate meetings of the stockholders of Triangle and Centura. Prior to such stockholders meetings, Centura will file a registration statement with the Securities and Exchange Commission registering under the Securities Act of 1933, as amended, the shares of Centura Common Stock to be issued in exchange for the outstanding shares of Triangle Common Stock. Such shares of stock of Centura will be offered to the Triangle stockholders pursuant to a prospectus that will also serve as a joint proxy statement for the separate meetings of the stockholders of Triangle and Centura, respectively.



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       A copy of a joint news release (the "News Release") relating to the
Merger is being filed as Exhibit 99.1 to this report and is incorporated herein by reference.

       On August 23, 1999, Centura intends to hold a meeting (the "Meeting") with analysts and others with respect to the Merger. At the Meeting, certain financial and other information relating to the Merger is to be presented (the "Presentation Materials"). The News Release and certain of the Presentation Materials contain, among other things, certain forward-looking statements regarding each of Centura, Triangle, and the combined company following the Merger, including statements relating to cost savings, enhanced revenues, and accretion to reported earnings that may be realized from the Merger, and certain restructuring charges expected to be incurred in connection with the Merger. Such forward-looking statements involve certain risks and uncertainties, including a variety of factors that may cause Centura's actual results to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. Factors that might cause such a difference include, but are not limited to: (i) expected cost savings from the Merger may not be fully realized or realized within the expected time frame; (ii) revenues following the Merger may be lower than expected, or deposit attrition, operating costs or customer loss and business disruption following the Merger may be greater than expected; (iii) competitive pressures among depository and other financial institutions may increase significantly; (iv) costs or difficulties related to the integration of the business of Centura and Triangle may be greater than expected; (v) changes in the interest rate environment may reduce margins; (vi) general economic or business conditions, either nationally or in the states or regions in which Centura does business, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit; (vii) legislative or regulatory changes may adversely affect the businesses in which Centura is engaged; and (viii) changes may occur in the securities markets. Additional information with respect to factors that may cause actual results to differ materially from those contemplated by such forward-looking statements is included in Centura's current and subsequent filings with the Securities and Exchange Commission.

       A copy of the visual portion of the Presentation Materials is being filed as Exhibit 99.2 to this report, substantially in the form intended to be presented at the Meeting, and such materials are incorporated herein by reference.

ITEM 7.   EXHIBITS

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                                                                         Sequential
Exhibit                                                                    Page No.
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
 99.1    Text of the News Release, dated August 23, 1999,
         issued by Centura Banks, Inc. and Triangle Bancorp, Inc.........  7

 99.2    The Presentation Materials...................................... 10

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                                    SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               CENTURA BANKS, INC.
                                                   (Registrant)

                                               By: /s/ Steven J. Goldstein
                                                  ----------------------------
                                                  Steven J. Goldstein
                                                  Chief Financial Officer

Date:  August 23, 1999




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                              INDEX TO EXHIBITS


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                                                                         Sequential
Exhibit                                                                    Page No.
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
 99.1    Text of the News Release, dated August 23, 1999,
         issued by Centura Banks, Inc. and Triangle Bancorp, Inc.........  7

 99.2    The Presentation Materials...................................... 10

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